SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No. )

 Filed by the Registrant /X/

 Filed by a Party other than the Registrant / /

 Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               PS FINANCIAL, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check  box  if  any part of the fee is offset as  provided  by  Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

PS FINANCIAL, INC.
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                                                                  April 10, 2000


Dear Fellow Stockholder:

         You recently received your Company's Annual Report for 1999 and proxy statement for the Annual Meeting to be held on May 3, 2000. You may also be receiving materials from a group calling itself Paul J. Duggan and the Committee to Enhance Shareholder Value. This committee, consisting only of Mr. Duggan, is interested in selling your Company right now. He wants you to elect him as a director of the Company instead of Jeanine M. McInerney, a current director.

         WE BELIEVE THE COMMITTEE'S TIMING IS WRONG, and consequently your Board is OPPOSED to his election.

         These are our reasons and we think you'll agree. Our strategy is simple and sound.

          o    PUT THE CONVERSION CAPITAL TO WORK

          o    GROW OUR CORE BUSINESS

          o GROW EARNINGS PER SHARE AND PROVIDE AN ATTRACTIVE RETURN ON SHAREHOLDER'S INVESTMENT

          o    RUN THE COMPANY WELL AND EFFICIENTLY


                            HAVE WE BEEN SUCCESSFUL?
                                   ABSOLUTELY!

         We completed our initial public offering in November 1996. For the three calendar years ended December 31, 1997 through December 31, 1999, our Return on Average Equity grew at a compound annual rate of 65.1% compared to a median of 8.6% for a nationwide peer group of all 70 thrift institutions with total assets of $350 million or less that converted from mutual to stock form in 1995 and 1996. During this period our Diluted Earnings Per Share grew at a compound annual rate of 48.2% compared to 10.7% for our peers. We have utilized our excess capital and reduced our tangible capital ratio from 33% following our conversion to 11.8% at the end of 1999.


[GRAPHIC OMITTED]

                                    3 YEAR COMPOUND ANNUAL GROWTH RATE
                          ------------------------------------------------------
                          Diluted Earnings Per Share    Return on Average Equity
                          --------------------------    ------------------------
PS Financial, Inc.                 48.2%                         65.1%

Nationwide Peer Group              10.7%                          8.6%

         During this same period our Total Assets grew at a 17.7% compound annual rate; Loans grew at a 39.4% compound annual rate; and Deposits grew at a 24.5% compound annual rate. In comparison, the median growth rate for our peers was 9.8%, 18.2% and 7.4%, respectively.


         Return on Average Assets grew at a 13.4% compound annual rate during this period compared to negative 3.7% for the peer group. Our total return to shareholders in 1999 was 18.8%. Our efficiency ratio for 1999 was 41.86%, which compares favorably with the best run financial institutions nationwide.


[GRAPHIC OMITTED]

                          3 YEAR COMPOUND ANNUAL GROWTH RATE
                       -----------------------------------------
                          Return on    Total
                       Average Assets Assets Deposits    Loans
                       -------------- ------ -------- ----------
PS Financial, Inc.           13.4 %    17.7%   24.5%     39.4%

Nationwide Peer Group        (3.7)%     7.4%   18.2%      9.8%


         Our strategy is simple and the results are impressive. We are putting our conversion capital to work and building the core value of our business, while outperforming our peers. GROWTH IN OUR CORE BUSINESS IS WHAT WE BELIEVE CREATES VALUE IN OUR COMPANY.

         DON'T BE MISLED BY THE COMMITTEE. YOUR BOARD IS NOT OPPOSED TO SELLING THE COMPANY. WE SIMPLY BELIEVE THE TIMING IS BAD.

         Our growth has been exceptional and is continuing. We believe this is the best way to increase the value of your, and our investment. Maximizing the value of your investment is the objective we all share. We believe the Committee's proposed means of reaching that goal - selling the Company in today's market for thrift stocks - will only ensure that it is NEVER attained.

         DON'T SELL THE FUTURE OF YOUR COMPANY SHORT BY VOTING WITH THE COMMITTEE. DO NOT RETURN ANY BLUE PROXY CARD YOU RECEIVE.

         VOTE FOR YOUR BOARD'S NOMINEES BY COMPLETING AND RETURNING THE ENCLOSED WHITE PROXY CARD TODAY EVEN IF YOU HAVE ALREADY RETURNED ONE PREVIOUSLY!

         Although no precise estimate of the cost of the proxy solicitation can be made at this time, the Company currently estimates that it will spend approximately $65,000 for its solicitation of proxies, including expenditures for attorneys, solicitors, printing and other expenses. The solicitation expenses by the Company to date are approximately $20,000.

         We thank you for your continued support.


                                           Sincerely,

                                           /s/ Kimberly P. Rooney

                                           Kimberly P. Rooney
                                           President and Chief Executive Officer






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                                    IMPORTANT
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If you own shares in the name of a bank, broker or other nominee, please contact the person responsible for your account and direct them to vote "FOR" your Board's nominees on the white proxy card.

If you have any questions on how to vote your shares, please call our proxy solicitor, Regan and Associates, Inc. at 1-800-737-3426. If you have any questions about our goals or our progress, please feel free to call us directly at (773) 376-3800.
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



                                 REVOCABLE PROXY

                               PS FINANCIAL, INC.

                         Annual Meeting of Stockholders
                                   May 3, 2000


         The undersigned hereby appoints the Board of Directors of PS Financial, Inc. (the "Company"), and the survivor of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on May 3, 2000 at 11:00 a.m., and at any and all adjournments thereof, as follows:

I.     The election as directors of all nominees listed below.
                   ---                            ---
                   --- FOR                        ---  WITHHELD

     INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                     JEANINE M. McINERNEY         ROCCO DIIORIO

II. The ratification of the appointment of Crowe, Chizek and Company LLP as auditors of the Company for the fiscal year ending December 31, 2000.

                   ---            ---                 ---
                   --- FOR        --- AGAINST         ---  ABSTAIN

       The Board of Directors recommends a vote "FOR" each of the nominees listed above and the ratification of Crowe, Chizek and Company LLP as auditors of the Company for the fiscal year ending December 31, 2000.

III.   Stockholder Proposal

                   ---            ---                 ---
                   --- FOR        --- AGAINST         ---  ABSTAIN


        The Board of Directors recommends a vote "AGAINST" Proposal III.

                (continued and to be signed on the reverse side)

       In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS I AND II AND AGAINST PROPOSAL III. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

       The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement dated March 31, 2000 and the Company's Annual Report to Stockholders for the fiscal year ending December 31, 1999.

                                             Dated:
                                                    ----------------------------


                                             -----------------------------------
                                             SIGNATURE OF STOCKHOLDER


                                             -----------------------------------
                                             SIGNATURE OF STOCKHOLDER


Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

            PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.